Exhibit 99.1

VeriChip Corporation Announces Financial Results for 2007 Third Quarter

Company reports record sales of its infant protection and wander prevention systems and record EBITDA for its
Healthcare Security segment

VeriMed Patient Identification System has already exceeded full-year guidance of over 900 registered hospitals and 200 protocol-adopted hospitals in the VeriMed system

Company remains on track to achieve high-end of annual revenue guidance of $30-32 million

DELRAY BEACH, FL – October 30, 2007 – VeriChip Corporation (“VeriChip” or the “Company”) (NASDAQ: CHIP), a provider of RFID systems for healthcare and patient-related needs, today reported financial results for its third quarter ended September 30, 2007.

Revenue for the third quarter of 2007 was $7.9 million compared to revenue of $6.8 million for the third quarter of 2006, an increase of 16.1% due to strong sales of the Company’s healthcare security products. Net loss in third quarter of 2007 was $(3.2) million, or $(0.35) per share, including $1.3 million of non-cash charges, compared to a net loss in the third quarter of 2006 of $(1.3) million, or $(0.23) per share, including non-cash charges of $0.1 million, and a net loss of $(2.6) million, or $(0.29) per share, including $0.6 million of non-cash charges, in the second quarter of 2007. The increase in the net loss is primarily due to increased sales and marketing expenses in connection with the build out of the VeriMed business, increased non-cash charges of $1.3 million, increased interest expense and increased costs related to the Company becoming a public entity in the first quarter of 2007.

Gross profit for the third quarter of 2007 was $4.5 million, or a gross margin of 57.3%, compared to gross profit of $3.8 million, or a gross margin of 55.3%, in the third quarter of 2006, and a gross profit of $4.2 million, or a gross margin of 51.6%, in the second quarter of 2007. The Company’s improved gross margin is attributable to the successful completion of the consolidation of its former Vancouver operations into its facility in Ottawa in the first half of 2007.

During the third quarter of 2007, the Company added 61 registered hospitals and 42 protocol-adopted hospitals to its VeriMed Patient Identification System network, for a total of 701 registered hospitals, 200 of which are protocol-adopted hospitals. At the American College of Emergency Physicians (ACEP) conference in October, the Company added more than 200 registered hospitals to the VeriMed Patient Identification System, bringing the total number of registered hospitals to over 900.

The Company’s adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, was a loss of $(0.8) million in the third quarter of 2007 compared to a loss of $(0.7) million in the third quarter of 2006, and a loss of $(0.8) million in the second quarter of 2007. The Company’s increased adjusted EBITDA loss compared to the third quarter of 2006 was primarily the result of an increase in sales and marketing expenses related to the build out of the VeriMed business.

Revenue for the nine months ended September 30, 2007 was $23.5 million compared to revenue of $20.3 million for the nine months ended September 30, 2006, an increase of 15.4%. Net loss for the nine months ended September 30, 2007 was $(9.1) million, or $(1.09) per share, compared to a net loss of $(3.5) million, or $(0.62) per share, for the nine months ended September 30, 2006. The increase in net loss is primarily due to increased non-cash charges of $2.6 million, increased spending on the build out of the VeriMed business, higher research and development expenses, increased interest expense, severance and other exit costs related to the previously announced shutdown of the Company’s Vancouver facility, and increased costs related to the Company becoming a public entity in the first quarter of 2007.

The Company’s adjusted EBITDA was a loss of $(2.9) million for the nine months ended September 30, 2007, compared to a loss of $(1.5) million for the nine months ended September 30, 2006. The Company’s increased adjusted EBITDA loss was the result of increased sales and marketing expenses related to the build out of the VeriMed business and increased costs related to the Company becoming a public entity in the first quarter of 2007.

Scott R. Silverman, Chairman and Chief Executive Officer of VeriChip, said, “In what is typically a seasonally slower period for our businesses, we delivered record sales of our infant protection and wander prevention systems in the third quarter of 2007. We also achieved strong gross margin improvement, with margins returning to historical levels in the mid to high 50 percent range, a level we expect to maintain going forward. We remain on track to achieve full-year revenues at the high-end of our guidance of $30-$32 million for 2007. In addition to strong sales growth, we continue to see substantial enthusiasm for the VeriMed Patient Identification System, as record numbers of healthcare facilities continue to adopt. We expect this momentum to continue, helping the VeriMed System become the industry standard for rapid and accurate identification of people who need urgent medical care.”

The Company ended the third quarter of 2007 with cash and cash equivalents of $9.7 million compared to $1.0 million at the end of 2006. The Company completed its initial public offering on February 14, 2007, selling 3.1 million shares at $6.50 per share.

The highlights for the third quarter of 2007 included:

•	The Company generated $53,000 from its implantable segment, the first revenue from that segment since its initial public offering, primarily from sales of its VeriTrace System; the Company also launched its Patient First program, a program under which patients receive the VeriMed™ implantable microchip with no up-front cost with a subscription to the VeriMed Patient Registry at a fee of $9.95 per month.

•	The Company partnered with Independent Dialysis Foundation (IDF) of Maryland to provide IDF’s 500 patients access to the VeriMed™ implantable microchip over a one-year period.

•	The Company officially launched its VeriMed Patient Identification System project with Alzheimer’s Community Care and more than 100 patients and caregivers received the VeriMed™ implantable microchip following the launch.

•	The Company and Digital Angel Corporation entered into a memorandum of understanding with RECEPTORS LLC, an expert in the field of proteomics and the development of artificial receptors, to develop a prototype renewable glucose sensor to use in conjunction with an implantable bio-sensing RFID microchip to measure glucose levels in the human body.

•	The number of hospitals registered in the VeriMed Patient Identification System network increased by 9.5% from 640 at the end of the second quarter of 2007 to 701 at the end of the third quarter of 2007. The number of protocol-adopted hospitals increased by 26.6% from 158 at the end of the second quarter of 2007 to 200 at the end of the third quarter of 2007.

Non-GAAP Financial Measure

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company provides adjusted EBITDA, which is a non-GAAP financial measure. Adjusted EBITDA is defined as operating loss, depreciation and amortization, and other non-cash items and non-recurring items as presented in the Company’s Unaudited Condensed Consolidated Statement of Operations. Adjusted EBITDA should not be considered as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles (“GAAP”)) as a measure of the Company’s operating performance or to net cash provided by operating, investing and financing activities (as determined in accordance with GAAP) as a measure of the Company’s ability to meet cash needs. The Company believes that adjusted EBITDA is a measure commonly reported and widely used by investors and other interested parties as a measure of a company’s operating performance and debt servicing ability because it assists in comparing performance on a consistent basis without regard to capital structure, depreciation and amortization or non-operating factors (such as historical cost). This information has been disclosed here to permit a more complete comparative analysis of the Company’s operating performance relative to other companies. Adjusted EBITDA may not, however, be comparable in all instances to other similar types of measures.

For supplemental information to facilitate evaluation of the impact of non-cash charges, non-recurring charges, and comparisons with historical results, see the attached table showing the detailed reconciliation of results reported under GAAP to non-GAAP results for the 2007 third quarter and the 2006 third quarter.

Results Conference Call
The Company will host a conference call tomorrow for all interested parties at 9:00 a.m. EDT to discuss these results. Interested participants should call (800) 472-8309 within the United States or (706) 643-9561 internationally. Please use passcode 19785832. Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the home page of the Company’s Web site at www.verichipcorp.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from October 31 at 11:30 a.m. EDT to November 7 at 11:59 p.m. EST. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 19785832. Alternatively, a replay can be accessed through the Media/Audio & Video link on the Company’s Web site at www.verichipcorp.com

About VeriChip Corporation
VeriChip Corporation, headquartered in Delray Beach, Florida, develops, markets and sells radio frequency identification, or RFID, systems used to identify, locate and protect people and assets. VeriChip’s goal is to become the leading provider of RFID systems for people in the healthcare industry. The Company recently began marketing its VeriMed(TM) Patient Identification System for rapidly and accurately identifying people who arrive in an emergency room and are unable to communicate. This system uses the first human-implantable passive RFID microchip, the implantable VeriChip(TM), cleared for medical use in October 2004 by the United States Food and Drug Administration.

VeriChip Corporation is majority-owned by Applied Digital Solutions, Inc. (NASDAQ: ADSX), which also owns a majority position in Digital Angel Corporation (AMEX: DOC). Digital Angel, a leader in RFID and GPS technologies, owns the patent on the human implantable, passive RFID microchip and manufactures it for VeriChip. For more information on VeriChip, please call 1-800-970-2447, or email info@verichipcorp.com. Additional information can be found online at www.verichipcorp.com.

This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations for year-end earnings, strong revenue growth of our healthcare security products, continued strengthening of our VeriMed infrastructure, success of the Company’s marketing and sales initiative, including new third-party partnerships, and expected growth in sales, earnings and improvement in gross margins. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumption. Among the important factors that could actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; our expectation that we will incur losses, on a consolidated basis, for the foreseeable future; the relative maturity in the United States and limited size of the markets for our infant protection and wander prevention systems and vibration monitoring instruments; the degree of success we have in leveraging our brand reputation, reseller network and end use customer base for our infant protection and wander prevention systems to gain inroads in the emerging market for asset/staff location and identification systems; the rate and extent of the U.S. healthcare industry’s adoption of RFID asset/staff location and identification systems; the relative degree of market acceptance of our zonal, or cell ID, active RFID systems compared to competing technologies, such as lower power Ultra Wide Band-based location technologies; uncertainty as to whether we will be able to increase our sales of infant protection and wander prevention systems outside of North America; our reliance on third-party dealers to successfully market and sell our products; uncertainty as to whether a market for our VeriMed system will develop and whether we will be able to generate more than a nominal level of revenue from the sale of these systems; and market acceptance of our VeriMed system, which will depend in large part on the future availability of insurance reimbursement for the VeriMed system microchip implant procedure from government and private insurers, and the timing of such reimbursement, if it, in fact, occurs. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s various filings with the Securities and Exchange Commission, including those set forth in the Company’s 10-K filed on April 2, 2007, under the caption “Risk Factors.” The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:
VeriChip Corporation

Allison Tomek
561-805-8000
atomek@adsx.com

CEOcast

Dan Schustack
212-732-4300
dschustack@ceocast.com

VeriChip Corporation
Unaudited Condensed Consolidated Statements of Operations Data
(Amounts in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Product revenue	$7,414	$6,354	$21,909	$19,074
Service revenue	502	464	1,570	1,270

Total revenue	7,916	6,818	23,479	20,344

Cost of products	3,071	2,831	9,952	7,843
Cost of services	309	219	898	651

Total cost of products and services	3,380	3,050	10,850	8,494

Gross profit	4,536	3,768	12,629	11,850

Operating costs and expenses:
Selling, general and administrative	6,092	4,348	16,833	12,580
Research and development	1,140	882	3,503	2,700

Total operating costs and expenses	7,232	5,230	20,336	15,280

Operating loss	(2,696)	(1,462)	(7,707)	(3,430)

Other (income) expense	37	18	120	61
Interest expense	389	219	1,142	501

Loss before provision for income taxes	(3,122)	(1,699)	(8,969)	(3,992)

Provision (benefit) for income taxes	101	(438)	146	(541)

Net loss	$(3,223)	$(1,261)	$(9,115)	$(3,451)

Net loss per common share — basic and diluted	$(0.35)	$(0.23)	$(1.09)	$(0.62)

Weighted average number of shares outstanding — basic and diluted	9,323	5,556	8,388	5,556

Non-GAAP reconciliation (Operating Loss to Adjusted EBITDA):
Operating loss	$(2,696)	$(1,462)	$(7,707)	$(3,430)
Depreciation and amortization	605	619	1,852	1,790
Non-cash equity compensation, included in selling, general and administrative	1,298	124	2,600	124
Severance and other exit costs	—	—	345	—

Adjusted EBITDA	$(793)	$(719)	$(2,910)	$(1,516)

VeriChip Corporation
Unaudited Condensed Consolidated Balance Sheet Data
(Amounts in thousands)

	September 30,	December 31,
Assets	2007	2006
Current Assets:
Cash & cash equivalents	$9,680	$996
Accounts receivable, net of allowance	4,888	4,486
Inventories, net of allowance	2,871	3,698
Other current assets	1,061	1,088

Total Current Assets	18,500	10,268
Equipment, net of accumulated depreciation	898	950
Intangible assets, net of accumulated amortization	17,200	18,567
Goodwill	16,025	16,025
Deferred offering costs	—	5,079

TOTAL ASSETS	$52,623	$50,888

Liabilities and Stockholders’ Equity
Current Liabilities:
Bank indebtedness	$1,465	$853
Accounts payable	1,402	3,671
Accrued expenses and other current liabilities	3,899	4,968
Due to stockholder, current portion	1,601	—

Total Current Liabilities	8,367	9,492
Deferred tax liabilities	5,092	5,415
Due to stockholder	10,935	13,635

Total Liabilities	24,394	28,542

Stockholders’ Equity	28,229	22,346

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,623	$50,888

VeriChip Corporation
Unaudited Segment Reporting Data
(Amounts in thousands)

	Three Months Ended September 30, 2007
	Healthcare
	Security	Implantable	Industrial	Corporate	Total

Product revenue	$5,715	$53	$1,646	$—	$7,414
Service revenue	158	—	344	—	502

Total revenue	5,873	53	1,990	—	7,916

Gross profit	3,360	37	1,139	—	4,536

Operating costs and expenses:
Selling, general and administrative	1,945	1,467	559	2,121	6,092
Research and development	665	7	468	—	1,140

Total operating expenses	2,610	1,474	1,027	2,121	7,232

Operating income (loss)	$750	$(1,437)	$112	$(2,121)	$(2,696)

Non-GAAP Reconciliation:
Operating income (loss)	$750	$(1,437)	$112	$(2,121)	$(2,696)
Depreciation and amortization	526	8	63	8	605
Non-cash equity compensation	—	130	—	1,168	1,298

Adjusted EBITDA	$1,276	$(1,299)	$175	$(945)	$(793)

	Three Months Ended September 30, 2006
	Healthcare
	Security	Implantable	Industrial	Corporate	Total

Product revenue	$4,934	$14	$1,406	$—	$6,354
Service revenue	147	—	317	—	464

Total revenue	5,081	14	1,723	—	6,818

Gross profit	2,750	3	1,015	—	3,768

Operating costs and expenses:
Selling, general and administrative	2,133	1,041	589	585	4,348
Research and development	502	—	380	—	882

Total operating expenses	2,635	1,041	969	585	5,230

Operating income (loss)	$115	$(1,038)	$46	$(585)	$(1,462)

Non-GAAP Reconciliation:
Operating income (loss)	$115	$(1,038)	$46	$(585)	$(1,462)
Depreciation and amortization	429	12	166	12	619
Non-cash equity compensation	—	—	—	124	124

Adjusted EBITDA	$544	$(1,026)	$212	$(449)	$(719)

VeriChip Corporation
Unaudited Segment Reporting Data
(Amounts in thousands)

	Nine Months Ended September 30, 2007
	Healthcare
	Security	Implantable	Industrial	Corporate	Total

Product revenue	$16,622	$54	$5,233	$—	$21,909
Service revenue	424	—	1,146	—	1,570

Total revenue	17,046	54	6,379	—	23,479

Gross profit	9,126	38	3,465	—	12,629

Operating costs and expenses:
Selling, general and administrative	5,850	3,855	1,817	5,311	16,833
Research and development	2,289	105	1,109	—	3,503

Total operating expenses	8,139	3,960	2,926	5,311	20,336

Operating income (loss)	$987	$(3,922)	$539	$(5,311)	$(7,707)

Non-GAAP Reconciliation:
Operating income (loss)	$987	$(3,922)	$539	$(5,311)	$(7,707)
Depreciation and amortization	1,400	28	396	28	1,852
Non-cash equity compensation	—	260	—	2,340	2,600
Severance and other exit costs	277	—	68	—	345

Adjusted EBITDA	$2,664	$(3,634)	$1,003	$(2,943)	$(2,910)

	Nine Months Ended September 30, 2006
	Healthcare
	Security	Implantable	Industrial	Corporate	Total

Product revenue	$14,683	$114	$4,277	$—	$19,074
Service revenue	282	—	988	—	1,270

Total revenue	14,965	114	5,265	—	20,344

Gross profit	8,618	49	3,183	—	11,850

Operating costs and expenses:
Selling, general and administrative	6,422	2,706	1,582	1,870	12,580
Research and development	1,807	—	893	—	2,700

Total operating expenses	8,229	2,706	2,475	1,870	15,280

Operating income (loss)	$389	$(2,657)	$708	$(1,870)	$(3,430)

Non-GAAP Reconciliation:
Operating income (loss)	$389	$(2,657)	$708	$(1,870)	$(3,430)
Depreciation and amortization	1,254	31	474	31	1,790
Non-cash equity compensation	—	—	—	124	124
Severance and other exit costs	—	—	—	—	—

Adjusted EBITDA	$1,643	$(2,626)	$1,182	$(1,715)	$(1,516)

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